Exhibit 10.47
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.

Supplier Managed Inventory Agreement

This Supplier Managed Inventory Agreement ("Agreement") is made as of 8/8/2013 (the "Effective Date"), by and between Flextronics a Delaware corporation with a principal place of business at 1000 Technology Drive, W. Columbia, SC 29170 ("Flextronics"), and Dot Hill Systems Corp., a Delaware corporation with a principal place of business at 1351 S. Sunset Street, Longmont, CO 80501 ("Supplier'').

WHEREAS, Supplier entered into a Strategic Supplier Master Purchase Agreement with Teradata Operations. Inc. (''Teradata") in July 2012 (''Teradata Agreement") pursuant to which Supplier sells its Products to Teradata; and

WHEREAS, Flextronics is the current contract manufacturer ("CM") for Teradata, and therefore wishes to purchase the Products from Supplier on Teradata's behalf for use as components in Teradata products; and

WHEREAS, the Teradata Agreement stipulates that Supplier shall enter into an agreement directly with Flextronics (acting as Teradata's CM) by which Flextronics can make direct purchases of Products by "pulling" the Products from Supplier Managed Inventory ("SMI") held at a third party hub provider ("Hub Operator");

WHEREFORE, the parties agree as follows:

1.	Scope of Agreement.
This Agreement is intended to provide business terms with respect to Supplier's Products but only when such Products are purchased by Flextronics on behalf of Teradata, and all such
Product purchases shall be governed by this Agreement. The term Products shall include Parts and Software. The term "Software" means all versions of computer software programs provided by Supplier to Flextronics under this Agreement including stand-alone software packages and firmware that is delivered pre-loaded upon hardware Product. The term "Parts" means any component, subassembly, field replaceable unit ("FRU"), or other module of the Products purchased under this Agreement. Unless otherwise indicated, the term Product shall include Software and Parts.

2.	Pricing and Payment

a.
Prices. The prices at which Flextronics will purchase Products from Supplier shall be determined as per the Teradata Agreement. All prices and payments will be in U.S. currency unless otherwise agreed in writing. Prices are exclusive of, and Flextronics shall be responsible for payment of: shipping (including shipment of Supplier's Products from the SMI hub to Flextronics), handling and all taxes, including federal, state or local sales, use, property, excise, value added or similar taxes that may be levied as a result of sale or delivery of any Product. The parties will render reasonable assistance to one another (for example, by providing valid resale certificates or documentation necessary to claim zero rating for VAT) to exempt the sale of Products from taxes.

b.
Payment. Pament is due net [...***...] (subject to continuing credit approval) from the date that Product is "pulled" from SMI. Credit approval shall be reviewed by Supplier as Supplier deems necessary. Time is of the essence with respect to all payments. Supplier may charge interest at the rate of [...***...] (or the highest lawful rate, whichever is less) on all

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overdue amounts. Flextronics will submit to Supplier its financial data as may be reasonably requested by Supplier for purposes of determining credit worthiness.

3.	Forecasts

a.
Forecast. Flextronics (or Teradata as determined by Flextronics and Teradata) shall provide Supplier with a [...***...], rolling forecast, updated weekly, and divided into week-long requirements ("Forecast"). The Forecast will be non-binding except as otherwise set forth herein. The Forecast shall provide requirements by Product (or Part) number. At the start of each calendar quarter, the parties shall discuss and determine the Build Plan for the quarter.

b.
Response to Forecast Supplier shall notify Flextronics of its inability to meet or any objection(s) to the Forecast no more than [...***...] following receipt thereof, and confirm all supply commits for Product within the SMI Requirements, described in Section 4 below. Supplier's response to the Forecast will state: (a) Supplier's concurrence with the Forecast quantities; or (b) identify any deficiencies in its ability to supply the Forecasted demand. Based on weekly Forecast changes and the Build Plan, Supplier shall review its production starts and materials plan to minimize an inability to meet Forecast.

4.	SMI Terms

The obligations set forth in this Section 4 mirror obligations set forth in the Teradata Agreement and are not meant to be additive, but only restate, the obligations that Dot Hill has, ultimately, to Teradata. For example, the SMI Requirements described in the first bullet of Section 4(b) are not additive to the SMI Requirements described in the Teradata Agreement such that Supplier must make available [...***...] of the quarter's Forecast by the end of week [...***...]. Instead, the language in the first bullet of Section 4(b) simply restates the obligation also described in the Teradata Agreement such that Supplier's total obligation (to both Teradata and Flextronics) is [...***...] of the quarter's Forecast by the end of week [...***...].

a.
General. Supplier shall establish a SMI location as per the terms of the Teradata Agreement (the "SMI Location"), which shall be operated by the Hub Operator. Expenses imposed by the Hub Operator shall be paid by Supplier. Supplier may, in its discretion, choose an alternate Hub Operator as per the terms of the Teradata Agreement, and will provide Flextronics written notice of such change. Flextronics may issue purchase orders and thereby "pull" from SMI. Flextronics' pull from SMI signifies its purchase of the pulled Product.

b.
SMI Inventory Requirements. Supplier shall use commercially reasonable efforts to ensure that the following requriements are met (the amounts described in the following four bullet points are collectively "SMI Requirements"):

•	[...***...] percent [...***...] of the quarter's Forecast shall be made available by the end of the second calendar month (week [...***...]) in the SMI location; and

•	[...***...] of Forecasted chassis and Hard Disk Drive (HDD) amounts shall be held in the SMI location.

Supplier shall hold the following amounts at the following locations and such amounts shall be made available to Flextronics under this Agreement as additional SMI Requirements:

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•	[...***...] of Forecasted chassis amounts shall be held at a location within the United States: and

•	[...***...] of Forecasted raw HDD stock at a location within the United States.

Note, that the chassis and HOD stock described in the last two bullet points, above, may be held in a manner that is not yet tested as an integrated system.

Notwithstanding the foregoing, with respect to an increase in Forecasted amounts, Supplier shall be given a reasonable period of time, in light of the size of the increase, to refill the SMI Requirements.

c.
Lead Times. The lead-time for orders that fall within SMI Requirements in the first two bullet points (held at the SMI Location) shall be [...***...] or less. Lead-time is measured from receipt of a valid order until a pull from the SMI location. There is no established lead-time for orders that fall outside of SMI Requirement held at the SMI Location.

d.	Returns. Flextronics may return Product to the SMI Inventory, but only if all of the following conditions are met:

•	The return is made within [...***...] of the original pull;

•	The return is not made during the last calendar week of any calendar quarter:

•	An RMA number is obtained and used in conjunction with the return;

•
Products subject to a the return (or IRC as defined below) during a calendar quarter may not exceed [...***...] percent ([...***...]%) of the amount of all purchases under this Agreement during the previous calendar quarter;

•	Products must be returned in factory-shipped, original condition;

•	Products cannot have been announced as End of Lifed prior to the original pull;

•	Any freight charges for the return shall be paid by Flextronics and Flextronics shall bear risk of loss until the Product has been returned to the SMI location:

•
Flextronics must accept Products returned under this provision as new Product upon a subsequent pull and Flextronics may not refuse a Product based solely on its having been returned Flextronics or Teradata;

•
If a Product is returned under this section. Flextronics will be given a credit at the price for the then-current quarter as established by the Annual Cost Erosion Plan negotiated between Supplier and Teradata;

•	All Products authorized for return shall be subject to inspection by Supplier to confirm that the Products meet the guidelines set forth herein: and

•	Flextronics agrees to pay for any and all labor and other charges associated with the stripping off of any private labeling.

3SMI Local Agreement Version     ***Confidential Treatment Requested

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e.
Inventory Re-evaluation Credit. At the end of each calendar quarter (starting with the end of the second full calendar quarter after the Effective Date), Supplier will grant to Flextronics, but only for the benefit of Teradata, an Inventory Re evaluation Credit ("IRC") calculated as follows. Flextronics hereby warrants that it will use the IRC for Teradata's benefit only, and shall indemnify and hold harmless Supplier from any claim by Teradata that an IRC provided to Flextronics hereunder was not used for the benefit of Teradata:

IRC = Inventory Re-evaluation Credit for the current calendar quarter

PQP = The value of Product purchased by Flextronics under this Agreement in the preceding calendar quarter at the price of purchase

CAP = The cap on Teradata's right of return as established in I.3 above = [...***...]% of PQP

PQR = The sum of credits granted to Flextronics for purchases under this Agreement in the current calendar quarter for Product physically returned at the price established in I.3 above

Q2QR = The % price reduction agreed to in the Annual Cost Erosion Plan from the preceding quarter to the current quarter

IRC = ([...***...] - [...***...]) * [...***...]

For example, if PQP was $[...***...] in Q1; PQR was [...***...] in Q2; and Q2QR was [...***...]%, then the IRC issued at the end of Q2 would be $[...***...] [($[...***...]*[...***...]% - $[...***...])*[...***...]%) = $[...***...]]

5.    Shipping, Packaging, Delivery

Orders will be shipped FCA (lncoterms 2000) the SMI Location, and freight charges between the SMI Location and Flextronics will be the responsibility of Flextronics. Risk of loss, and damage of Product will pass from Supplier to Flextronics upon a pull from SMJ.

6.    Incoming Inspection

Supplier is responsible for the quality of the Products. Upon discovery of the Products failure to conform with Product requirements as set forth in the Teradata Agreement, the Seller is obligated within 24 hours to verify the quality of the existing SMI Inventory of the applicable Product.

7.    Flextronic’s Liability for Forecasted Amounts

a.     Products shall be identified in the Schedule as Standard or Non-Standard.
Standards Products Definition: Any Products sold by Seller to a customer(s) other than Buyer. Non-Standard Products Definition: Any Products sold by Seller for Buyer's exclusive consumption and unique to any one of Buyer's customers. Unique labeling, marking or packaging does not constitute a Non-Standard Product. For an item to be considered Non-Standard, it must be identified as such in the

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schedule. Any Products not identified as Non-Standard will be Standard by definition.

b. Buyer's liability based on Forecast changes will be:
For Standard Products, Buyer shall only have liability for Products that have been pulled and received by Buyer.
For Non-Standard Products. The Buyer's liability shall be:

A.	[...***...] percent ([...***...]%) of the current contract price for finished Products.

B.	A reasonable pro rata cost of the finished Products price for WIP on Non-Standard Products; and

C.
The actual and reasonable cost of Seller's cancellation of any Long Lead-Time Material, which Buyer specifically and in writing authorized the Seller to purchase. "Long Lead-Time Material" shall be defined by the Parties on a case-by-case basis according to the unique circumstances of a project.

c.
Buyer's liability is driven by the Forecast and Forecast changes. The maximum liability is calculated by taking a given Forecast's weekly requirements within lead-time, adding the additional lead-time requirements for the Buffer/ Consignment Inventory Level unless otherwise defined in the Detail of Products Schedule, and then subtracting any actual consumption from those requirements. The liability will be a combination of full price for finished goods and prorated costs for work-in-process (WIP).

d.
From time to time, Supplier may approach Flextronics with information that certain materials or services (for example, manufacturing services) for either Standard Products or Non-Standard Products have been discontinued by Supplier’s suppliers, and in order to supply Flextronics with a Product (again, regardless of whether it is Standard or Non-Standard) containing such discontinued materials, Supplier must place “last time buy" purchases of the effected materials or services. If Flextronics wishes to continue to have access to such materials or services, Flextronics shall be required to purchase such material or services, and thereby authorize Supplier to place a non-cancellable, non-returnable, last time purchase of such materials or services on Flextronics' behalf. Supplier may require that Flextronics pay for the purchase in advance, which amounts will be credited against the purchase price of the applicable Standard or Non-Standard Product/Product when eventually purchased by Flextronics, or require Flextronics to purchase unconsumed materials at a future date to be determined by Supplier.

8.    Flextronics Obligation to Hold FRUs

Flextronics shall hold Parts for use by Flextronics, free of charge, in amounts and types to be mutually agreed upon by the parties, with such agreement not to be unreasonably withheld (“Consignment Parts"). Such Consignment Spares shall be owned by Supplier until “.pulled" for use by Flextronics. Flextronics may use Consignment Parts only as replacements for defective Parts on behalf of Teradata that are identified during Flextronics' manufacturing

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process. Addition terms and conditions of the Consignment Parts are set forth at Exhibit B, attached hereto and made a part hereof by reference.

9.    Intellectual Property Ownership and Confidentiality.

a.
Confidentiality. The Nondisclosure Agreement entered into by the parties on or around August 2012 ("NDA'') shall apply to all information disclosed by either party under this Agreement or otherwise pursuant to their relationship as described in this Agreement. As per the NDA, confidential or proprietary information shall be used by either party for the sole purpose of allowing Flextronics to use Products as a component of a larger product created by Flextronics for Teradata. Notwithstanding the foregoing, Section 4 of the NDA is hereby amended to state that the NDA shall be co-terminous with this Agreement, and it may not be terminated by either party unless this Agreement is also being terminated as per the terms of this Agreement.

b.
Ownership of Intellectual Property. The parties hereby agree that any and all intellectual property of which the Products consist, or that is derived from the Products, shall remain the property of Supplier ("Intellectual Property"). Supplier hereby grants a worldwide, non-exclusive, royalty-free, personal, non-transferable, non-sublicensable license to Flextronics to use the Intellectual Property for the sole purpose of creating products on behalf of Teradata, and for no other purpose. Except as expressly required to be permitted under applicable law, Flextronics shall not reverse engineer, decompile, modify, translate or disassemble the Products, or cause or aid any third party to do so. Flextronics may use Software in object code only.

10.     Warranties and Support

a.
Warranties and Support. Any warranties and support provided by Supplier with respect to the Products are extended to Teradata as per the Teradata Agreement. As of the Effective Date, Flextronics is not expected to process warranty returns (also known as Return Material Authorizations ("RMA")), with respect to non-complying Product units on behalf of Teradata, or to provide support. However, to the extent that Flextronics does need to work directly with Supplier with respect to support issues, and/or process RMAs, the parties will mutually agree upon terms and conditions to govern such circumstances, which terms and conditions shall include the following:

•
any shipment of non-complying Products by Flextronics to Supplier shall be at Flextronics' risk and expense, and the return shipment of repaired or replacement Products by Supplier to Flextronics shall be at Supplier's risk and expense;

•
Teradata or Flextronics shall attempt to resolve problems independently using the training and information provided by Supplier. If a greater level of technical expertise is required, Teradata or Flextronics shall engage Supplier in resolving the problem(s).

•
Teradata or Flextronics will provide Supplier with all information relevant to the problem, including, if applicable, the method used to duplicate the problem on Teradata systems. Teradata or Flextronics will convey the information to Supplier expediently.

6SMI Local Agreement Version

Exhibit 10.47

•	Teradata or Flextronics shall provide Level 1 and Level 2 support, and Supplier shall provide Level 3 support on an as-required basis, as those terms are defined in the Teradata Agreement.

•
The Flextronics or Teradata support personnel that provide Level 1 and Level 2 support must have attended support courses taught by Supplier or by personnel that have attended "train the trainer'' courses taught by Supplier.

•	Escalations to Level 3 should be presented to Supplier with all reasonably available pertinent configuration detail and failure information or symptoms documented in detail.

b.
THE WARRANTIES STATED IN THE TERADATA AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESSED, IMPLIED OR STATUTORY. EXCEPT AS EXPRESSLY STATED IN THE TERADATA AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTIIERWISE, AND ALL PRODUCTS, SERVICES AND OTHER ITEMS ARE PROVIDED BY SUPPLIER "AS IS" WITIIOUT WARRANTY OF ANY KIND. SUPPLIER DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY WARRANTIES MADE UNDER THE TERADATA AGREEMENT EXTEND SOLELY TO TERADATA AND ITS END-USERS.

c.
PRODUCTS ARE NOT ABSOLUTELY FAULT-TOLERANT AND ARE NOT DESIGNED FOR USE OR RESALE AS ON-LINE CONTROL EQUIPMENT IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE PERFORMANCE IN WHICH THE FAILURE OF THB PRODUCTS COULD LEAD DIRECTLY TO DEATH, PERSONAL INJURY OR SEVERE PHYSICAL OR ENVIRONMENTAL DAMAGE SUCH AS, BUT NOT LIMITED TO, THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFI' NAVIGATION OR COMMUNICATION SYSTEMS, DIRECT LIFE SUPPORT SYSTEMS, CRITICAL SAFETY SYSTEMS, MEDICAL DEVICES, WEAPONS SYSTEMS OR SATELLITE EQUIPMENT ("HIGH RISK ACTIVITIES"). SUPPLIER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS, FOR HIGH RISK ACTIVITIES.

11.    Indemnification

a.
Each party will indemnify ("Indemnitor") and hold the other ("Indemnitee") harmless against any claims, costs, damages and liabilities arising out of or in any way connected with the acts or omissions of the Indemnitor, its employees, agents or others for which it is legally responsible including, but not limtied to, a breach of this Agreement.

b.
Any indemnification, defense or hold harmless obligations of either party set forth in this Agreement shall be subject to the following with respect to claims for which an Indemnitee seeks indemnification: (i) the Indemnitee provides prompt written notice of the claim to the Indemnitor; (ii) the Indemnitee allows the Indemnitor to defend or settle the claim, provided that any settlement of a claim which does not contain an unconditional release of the Indemnitee will require the prior written consent of such

7SMI Local Agreement Version

Exhibit 10.47

Indemnitee, which consent will not be unreasonably withheld, and; (iii) the Indemnitee provides reasonable assistance to the Indemnitor in defending or settling the claim.

12.    Limit of Liability

d.
IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, GOODWILL, REVENUE OR PROFITS, EVEN IF THE PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF ANY SUCH DAMAGES. THIS SUB-SECTION WILL NOT APPLY WITH RESPECT TO CLAIMS INVOLVING THE VIOLATION OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS OR CONFIDENTIALITY OBLIGATIONS.

e.	SUPPLIER'S LIABILITY FOR ANY AND ALL CAUSES WHETHER BASED ON NEGLIGENCE, BREACH OF CONTRACT, WARRANTY, OR OTHER LEGAL THEORY, SHALL NOT EXCEED ONE MILLION DOLLARS (US $1,000,000.00).

13.    Term and Termination

a.
This Agreement shall be co-terminous with the Teradata Agreement, provided however that if Teradata notifies Supplier that Flextronics is no longer its CM, this Agreement shall terminate immediately upon the effective date of such event Notwithstanding the foregoing, either party may terminate this Agreement (a) upon thirty (30) calendar days written notice to the other party if the other party is in material breach of this Agreement and fails to cure the breach during the notice period; or (b) immediately, if the other party becomes insolvent, is unable to conduct business in the normal course due to financial issues, or seeks protection, voluntarily or involuntarily, under any bankruptcy law.

b.
Termination (and limits of liability as set forth herein) will not affect either party's right to recover any monetary amounts, or require performance of any obligations, due at the time of termination. Upon termination of this Agreement, each party will promptly remit to the other all unpaid money due as of the effective date of such termination.

c.	The provisions of Section 2(b), 9 through 13, and 15 will survive the expiration of the Term and any termination of this Agreement.

14.    Reporting Requirements
Upon Supplier's request, Flextronics will provide information to Supplier, in a form mutually agreed upon by the parties such as monthly or quarterly reports (such agreement not to be unreasonably withheld) to aid Supplier in Supplier's efforts to: provide support, products, services and information to Teradata; understand amounts held in SMI and as Consignment Parts: understand Supplier's exposure with respect to Returns and Inventory Re-Evaluation Credits as described in Sections 4(d) and 4(e); and otherwise report and understand such information that Supplier reasonably requires.

15.    Miscellaneous

a.	Notice.

8SMI Local Agreement Version

Exhibit 10.47

All notices (including requests, consents or waivers) sent under this Agreement may be delivered in one of the following ways: (i) by electronic mail provided that the recipient provides acknowledgment of receipt within one business day separately from any machine-generated automatic reply; (ii) or by prepaid means providing proof of delivery. Notices are effective upon receipt, and will be sent to the addresses shown on the cover page of this Agreement, to the attention to either party's highest ranking financial officer. Either party may change its address upon notice as required by this Section.

b.	Law and Disputes
New York law will govern this Agreement and transactions under it, except that the U.S. Federal Arbitration Act will govern all issues of arbitrability. Supplier and Flextronics waive application of the U.N. Convention on Contracts for the International Sale of Goods. In the event of a dispute arising out of or related to this Agreement, each party will give the other prompt notice of such, and both will meet promptly for good faith discussions to try to resolve the matter. If that fails, such dispute will be resolved by final and binding arbitration before a sole arbitrator, who is an attorney, and will be administered by the American Arbitration Association under its then-current Commercial Arbitration Rules. The decision and award of the arbitrator will be final and binding, and the award rendered may be entered in any court having jurisdiction thereof. The arbitration will be held in the city where the party not initiating the claim has its U.S. headquarters or main-office. Except to the extent, if any, elected by the claiming party, the obligation to arbitrate hereunder will not apply to claims for misuse or infringement of a party's intellectual property. The arbitrator must enforce the terms of this Agreement and will have no authority to award any damages in conflict with or in excess of the limitations and exclusions set forth in this Agreement. Neither party may bring a claim more than 2 years after the underlying cause of action first accrues. Notwithstanding the foregoing, if a dispute between the parties is related to an ancillary dispute involving Teradata under the Teradata Agreement, and if that ancillary dispute is proceeding in another forum or by another set of procedures, at the election of either party, the dispute between Supplier and Flextronics will be resolved in conjunction with, and in the same forum as, the ancillary dispute involving Teradata.

c.	Assignment
No assignment of this Agreement will be valid without the prior written consent of the other party, which consent will not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, Supplier may assign this Agreement to a successor in interest to all (or substantially all) of Supplier's assets, provided that the successor agrees to be bound by the Agreement

d.	Severability
The provisions of this Agreement are severable. If any provision is unenforceable, the remaining provisions will remain in effect provided the intent of the parties has not been materially frustrated.

e.	Independent Contractors
The parties to this Agreement are independent contractors. Nothing in this Agreement creates a partnership, joint venture, agency, or franchise relationship. Neither party, nor any of its representatives, has authority to create any obligations on behalf of the other party and will not represent that it has such authority.

f.	Entire Agreement, Waiver, Modification, Signature

9SMI Local Agreement Version

Exhibit 10.47

This Agreement, which includes the Exhibits attached hereto, contains the entire agreement between the parties. This Agreement supersedes any other agreement or communication, whether written or oral, that may have been made or entered into with regard to the subject matter hereof by Supplier and Flextronics, as well as any terms stated on any purchase order, invoice, acknowledgment, acceptance form, or other printed document used by either party, even if acknowledged by the party sought to be bound. This Agreement may not be amended, modified or waived, except by an agreement in writing signed by authorized representatives of both parties. Failure to enforce any provision of this Agreement is not a waiver of future enforcement of that or any other provision. This Agreement may be executed in any number of counterparts, including, without limitation, executed counterparts delivered by facsimile or other electronic transmission, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

g.	Force Majeure
Neither party is liable for failing to fulfill its obligations due to causes beyond its reasonable control and without its fault or negligence. A party must (a) use commercially reasonable efforts to promptly notify the other of conditions which will result in a delay in or failure of performances, (b) use commercially reasonable efforts to avoid or remove the conditions, and (c) immediately continue performance when the conditions are removed.

h.	Compliance with Laws.
Both parties shall comply with all applicable laws concern ng the manufacture and distribution of Products, and shall ensure that its activities in performance of this Agreement shall not cause the other party to be in violation of any laws, including without limitation import or export laws, security requirements, packaging regulations of destination countries including but not limited to ISPM 15 "Requirements of Wood Packaging Materials," and any applicable Supply Chain security guidelines such as C
TPAT (Custom Trade Partnership Against Terrorism) of the countries in which either party conducts business.

Signatures

Dot Hill Systems Corp.                Flextronics

/s/ Hanif Jamal                 /s/ Nancy Floyd
Name: Hanif Jamal                Name: Nancy Floyd
Title: CFO                    Title: Materials Director
Date: August 13, 2013                Date: August 8, 2013

10SMI Local Agreement Version

Exhibit 10.47

EXHIBIT A

LIST OF UNIQUE MATERIALS
AND LONG LEAD TIME MATERIALS

[...***...]
[...***...]

Dot Hill Part Number	Description	Supplier	Vendor Leadtime (Weeks)

[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]

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EXHIBIT B
TERMS AND CONDITIONS OF CONSIGNMENT PARTS

a.
Flextronics shall stock Consignment Parts (as defined in Section 8 of the Agreement) in its facility located at Columbia. SC (the "Facility”) free of charge. Prior to a Pull, Flextronics shall not move Consignment Part from the Facility without Supplier's prior written consent.

b.
Flextronics shall take all necessary steps to identify Consignment Parts as belonging to Supplier, segregate it from materials owned by others, and to include Consignment Parts in Flextronics’ applicable inventory cycle count program to ensure count accuracy. Flextronics shall ensure that Consignment Parts are properly stored and protected from the elements and in compliance with industry standards.

c.	Flextronics shall manage Consignment Parts at the Facility and rotate Consignment Parts on a first in, first out basis.

d.
Flextronics shall report to Supplier the quantity and description of Consignment Parts on a monthly basis, including reports regarding Pulls. In addition, Flextronics shall provide to Supplier Consignment Parts count information within one (1) business day of Supplier's request.

e.
Flextronics shall provide Supplier with reasonable access to the Consignment Parts during normal business hours. Supplier may perform a cycle count up to once per quarter but must give Flextronics at least twenty-four (24) hours notice of its intent to perform a cycle count. Such cycle counts shall be performed during normal working hours and without disruption of Flextronics' business or operations.

f.
At any time during the Term of this Agreement, within three (3) business days of Supplier's request, Flextronics shall ready Consignment Parts for shipment to Supplier and Supplier may have Consignment Parts shipped back to Supplier; Supplier shall pay shipping charges.

g.
Flextronics shall be liable for risk of loss or damage to Consignment Parts while at the Facility prior to a Pull. Flextronics agrees it will maintain insurance to cover any loss or damage to Consignment Parts while in Flextronics’ possession and control in an amount not less than the dollar value of the Consignment Parts. Insurance coverage shall include comprehensive general liability and property insurance. Upon Supplier's request, Flextronics shall provide copies of certificates of insurance showing insurance coverage.

h.	Supplier shall be responsible for shipping charges to transfer Consignment Parts to the Facility.

i.	All right, title and interest in and to the Consignment Parts shall remain with Supplier until a Pull.

j.
Upon a Pull, title to Consignment Parts shall pass to Flextronics and Flextronics shall be deemed to have purchased the Consignment Parts pursuant to the purchase terms and conditions thenexisting between the parties. Payment for the Consignment Parts shall be made as per the thenexisting terms between the parties.

12SMI Local Agreement Version

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Flextronics
Detail of Goods Schedule
Replenishment Program Part Number Detail
Site: Colorado
Supplier: Dot Hill

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Note: This document is not considered exercisable until both parties have signed.

Flextronics:                                Dot Hill:
Authorized Signature:        /s/ Nancy Floyd                    Authorized Signature:        /s/ Hanif Jamal
Name (Print):        Nancy Floyd                    Name (Print):        Hanif Jamal
Title:            Marketing Director                    Title:            CFO
Date:            4/23/2013                        Date:            8/14/2013

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